CREDIT AGREEMENT

                      (Accounts Receivable Line of Credit)

     This Agreement (the "Agreement") is made and entered into as of September 30, 2000, by and between SANWA BANK CALIFORNIA (the "Bank") and TAG-IT, INC., TALON INTERNATIONAL, INC. and A.G.S. STATIONERY, INC. (each a "Borrower" and together, the "Borrowers"), on the terms and conditions that follow:

                                   SECTION 1
                                   DEFINITIONS

     1.1 CERTAIN DEFINED TERMS: Unless elsewhere defined in this Agreement, the following terms shall have the following meanings (such meanings to be generally applicable to the singular and plural forms of the terms defined):

     1.1.1 "ACCEPTABLE INVENTORY": shall mean inventory as defined in the California Uniform Commercial Code but EXCLUDING:

     (i) inventory which is not owned by the Borrowers or any of them free and clear of all security interests, liens, encumbrances or claims of any third party;

     (ii) inventory which is not permanently located in the State of California or the states of Puebla or Baja, California in the country of Mexico;

     (iii) inventory which consists of work-in-process or which the Bank, in its sole discretion, deems to be obsolete, unsalable, damaged, defective or unfit for further processing.

     (iv) inventory in any of the Borrowers' possession for more than 365 days.

     1.1.2 "ACCOUNT": shall mean, individually and collectively as the context so requires, any and all accounts, chattel paper and general intangibles owed or owing to any of the Borrowers by Account Debtors, whether now owned or hereafter acquired by such Borrower, or in which such Borrower may now have or hereafter acquire any interest.

     1.1.3 "ACCOUNT DEBTOR": shall mean the person or entity obligated to any Borrower upon an Account.

     1.1.4 "ADVANCE": shall mean an advance to any of the Borrowers under the credit facility (ies) described in Section 2.

     1.1.5 "AR LINE OF CREDIT": shall mean the credit facility described as such in Section 2.

     1.1.6 "BORROWING BASE": shall mean, as determined by the Bank from time to time, the lesser of: 85% of the aggregate amount of Eligible Accounts of the Borrowers plus the lesser of 50% of the Value of Acceptable Inventory of the Borrowers or $2,500,000.00; or (ii) $9,400,000.00.

     1.1.7 "BUSINESS DAY": shall mean a day, other than a Saturday or Sunday, on which commercial banks are open for business in California.

     1.1.8 "CASH FLOW": shall mean the sum of net income after tax and exclusive of extraordinary gains, plus depreciation, amortization and interest expense minus dividends and distributions.

     1.1.9 "COLLATERAL": shall mean the property described in Section 3, together with any other personal or real property in which the Bank may be granted a lien or security interest to secure payment of the Obligations.

     1.1.10 "CURRENT ASSETS": shall mean current assets as determined in accordance with generally accepted accounting principles, less all amounts due from affiliates, officers or employees.

     1.1.11 "CURRENT LIABILITIES": shall mean current liabilities as determined in accordance with generally accepted accounting principles, including any negative cash balance on the Borrowers' financial statements.

     1.1.12 "DEBT": shall mean all liabilities of the Borrowers, or any Borrower, as applicable, less Subordinated Debt, if any.

     1.1.13 "EFFECTIVE TANGIBLE NET WORTH": shall mean each Borrower's stated net worth plus Subordinated Debt but less all intangible assets of the Borrowers (i.e., goodwill, trademarks, patents, copyrights, organization expense, and similar intangible items including, but not limited to, investments in and all amounts due from affiliates, officers or employee? other than Tarrant Apparel Group who is excluded for purposes hereof).

     1.1.14 "ELIGIBLE ACCOUNT": shall mean, at any time, the gross amount, less returns, discounts, credits or offsets of any nature, of the Accounts owing to any of the Borrowers by Account Debtors containing selling terms not exceeding 60 days but excluding the following:

     (i) Accounts with respect to which the Account Debtor is an officer, employee or agent of any of the Borrowers.

     (ii) Accounts with respect to which goods are placed on consignment, guarantied sale or other terms by reason of which the payment by the Account Debtor may be conditional.

     (iii) Accounts with respect to which the Account Debtor is not a resident of the United States except to the extent such accounts are supported by adequate Eximbank insurance or other insurance acceptable to the Bank or by irrevocable letters of credit issued by banks satisfactory to the Bank.


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     (iv) Accounts with respect to which the Account Debtor is the United States or any federal department or agency.

     (v) Accounts with respect to which the Account Debtor is a subsidiary of, or affiliated with, any of the Borrowers or its shareholders, officers or directors, other than Tarrant Apparel Group which shall not be considered an affiliate for the purposes hereof.

     (vi) Accounts with respect to which any of the Borrowers is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to such Borrower.

     (vii) That portion of the Accounts of any single Account Debtor that exceeds 15% of all of the Borrowers' Accounts, other than the following Account
Debtors: Tarrant Apparel Group which may be 40%, and Swank which may be 20%.

     (viii) Accounts which have not been paid in full within 60 days from the date payment was due or 90 days from the original date of invoice, whichever is less.

     (ix) All Accounts of any single Account Debtor if 25% or more of the dollar amount of all such Accounts are represented by Accounts which have not been paid in full within 60 days from the date payment was due or 90 days from the original date of invoice, whichever is less.

     (x) Accounts which are subject to dispute, counterclaim or setoff.

     (xi) Accounts with respect to which the goods have not been shipped or delivered, or the services have not been rendered, to the Account Debtor.

     (xii) Accounts with respect to which the Bank, in its sole discretion, deems the creditworthiness or financial condition of the Account Debtor to be unsatisfactory.

     (xiii) Accounts of any Account Debtor who has filed or had filed against it a petition in bankruptcy, or an application for relief under any provision of any state or federal bankruptcy, insolvency or debtor-in-relief acts; or who has had appointed a trustee, custodian or receiver for the assets of such Account Debtor; or who has made an assignment for the benefit of creditors or has become insolvent or fails generally to pay its debts (including its payrolls) as such debts become due.

     (xiv) Accounts arising from cash sales or from collect on delivery sales of inventory.

     (xv) Accrued finance charges on Accounts.

     1.1.15 "ENVIRONMENTAL CLAIMS": shall mean all claims, however asserted, by any governmental authority or other person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from property, whether or not owned by any of the Borrowers, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.


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     1.1.16 "ENVIRONMENTAL LAWS": shall mean all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

     1.1.17 "ENVIRONMENTAL PERMITS": shall have the meaning provided in Section
5.13 hereof.

     1.1.18 "ERISA": shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

     1.1.19 "EVENT OF DEFAULT": shall have the meaning set forth in Section 7.

     1.1.20 "EXPIRATION DATE OF AR LINE OF CREDIT": shall mean December 31, 2000, or the date of termination of the Bank's commitment to lend under this Agreement pursuant to Section 8, whichever shall occur first.

     1.1.21 "HAZARDOUS MATERIALS": shall mean all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

     1.1.22 "INDEBTEDNESS": shall mean, with respect to any of the Borrowers,
(i) all indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Borrower is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Borrower otherwise assures a creditor against loss and (ii) obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, reported as capital leases in respect of which such Borrower is liable, contingently or otherwise, or in respect of which such Borrower otherwise assures a creditor against loss.

     1.1.23 "LINE ACCOUNT": shall have the meaning provided in Section 2.2 hereof.

     1.1.24 "OBLIGATIONS": shall mean all amounts owing by the Borrowers to the Bank pursuant to this Agreement including, but not limited to, the unpaid principal amount of Advances.

     1.1.25 "ORDINARY COURSE OF BUSINESS": shall mean, with respect to any transaction involving any of the Borrowers or any of its subsidiaries or affiliates, the ordinary course of such Borrower's business, as conducted by such Borrower in accordance with past practice and undertaken by the Borrower in good faith and not for the purpose of evading any covenant or restriction in this Agreement or in any other document, instrument or agreement executed in connection herewith.

     1.1.26 "PERMITTED LIENS": shall mean: (i) liens and security interests securing indebtedness owed by the Borrowers to the Bank; (ii) liens for taxes, assessments or similar charges not yet due;


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(iii) liens of materialmen, mechanics, warehousemen, or carriers or other like liens arising in the Ordinary Course of Business and securing obligations which are not yet delinquent; (iv) purchase money liens or purchase money security interests upon or in any property acquired or held by any of the Borrowers in the Ordinary Course of Business to secure Indebtedness outstanding on the date hereof or permitted to be incurred herein; (v) liens and security interests which, as of the date hereof, have been disclosed to and approved by the Bank in writing; and (vi) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the Borrowers' assets.

     1.1.27 "REFERENCE RATE": shall mean an index for a variable interest rate which is quoted, published or announced by Bank as its reference rate and as to which loans may be made by Bank at, above or below such rate.

     1.1.28 "SUBORDINATED DEBT": shall mean such liabilities of any of the ssnich [sic] have been subordinated to those owed to the Bank in a manner acceptable to the Bank.

     1.1.29 "VALUE": shall mean the lesser of the Borrowers' cost of Acceptable Inventory or the book value thereof or the wholesale market value thereof in such quantities and on such terms as the Bank in its sole discretion may deem appropriate.

     1.1.30 "VARIABLE RATE ADVANCE": shall have the respective meaning as it is defined for each facility under Section 2, hereof.

     1.1.31 "VARIABLE RATE": shall have the respective meaning as it is defined for each facility under Section 2, hereof.

     1.2 ACCOUNTING TERMS: All references to financial statements, assets, liabilities, and similar accounting items not specifically defined herein shall mean such financial statements or such items prepared or determined in accordance with generally accepted accounting principles consistently applied and, except where otherwise specified, all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

     1.3 OTHER TERMS: Other terms not otherwise defined shall have the meanings attributed to such terms in the California Uniform Commercial Code.

                                   SECTION 2
                                CREDIT FACILITIES

     2.1 THE ACCOUNTS RECEIVABLE LINE OF CREDIT

     2.1.1 THE AR LINE OF CREDIT: On terms and conditions as set forth herein, the Bank agrees to make Advances to the Borrowers from time to time from the date hereof to the Expiration Date of AR Line of Credit, provided the aggregate amount of such Advances outstanding at any time does not exceed the Borrowing Base. Within the foregoing limits, the Borrowers may borrow, partially or wholly prepay, and reborrow under this Section 2.1.

     2.1.2 MAKING LINE ADVANCES: Each Advance shall be conclusively deemed to have been made


                                     Page 5
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at the request of and for the benefit of the Borrowers (i) when credited to any deposit account of any of the Borrowers maintained with the Bank or (ii) when paid in accordance with the Borrowers' written instructions. Subject to the requirements of Section 4 and provided such request is made in a timely manner as provided in Section 2.1.5 below, Advances shall be made by the Bank under the AR Line of Credit.

     2.1.3 REPAYMENT:

     (i) If at any time the aggregate principal amount of the outstanding Advances shall exceed the applicable Borrowing Base, the Borrowers hereby promise and agree, immediately upon written or telephonic notice from the Bank, to pay to the Bank an amount equal to the difference between the outstanding principal balance of the Advances and the Borrowing Base.

     (ii) On the Expiration Date of the AR Line of Credit, each Borrower hereby jointly and severally promises and agrees to pay to the Bank in full the aggregate unpaid principal amount of all Advances then outstanding, together with all accrued and unpaid interest thereon.

     2.1.4 INTEREST ON ADVANCES: Interest shall accrue from the date of each Advance under the AR Line of Credit at a variable rate per annum equivalent to the Reference Rate plus 2% (the "Variable Rate"). Interest shall be adjusted concurrently with any change in the Reference Rate. An Advance based upon the Variable Rate is hereinafter referred to as a "Variable Rate Advance".

          Interest shall be computed on the basis of 360 days per year, but charged on the actual number of days elapsed. Each Borrower hereby jointly and severally promises and agrees to pay interest in arrears on the last calendar day of each month.

          If interest is not paid as and when it is due, it shall be added to the principal, become and be treated as a part thereof, and shall thereafter bear like interest.

     2.1.5 NOTICE OF BORROWING: Upon written or telephonic notice which shall be received by the Bank at or before 2:00 p.m. (California time) on a Business Day, the Borrowers may borrow under the AR Line of Credit by requesting a Variable Rate Advance. A Variable Rate Advance may be made on the day notice is received by the Bank, provided however, that if the Bank shall not have received notice at or before 2:00 p.m. on the day such Advance is requested to be made, such Variable Rate Advance may, at the Bank's option, be made on the next Business Day.

     2.1.6 COMMITMENT FEE: Borrower agrees to pay to Bank a fee of .50% per annum on the unused portion of the AR Line of Credit, payable quarterly in arrears and computed on a year of 360 days for actual days elapsed.

     2.2 LINE ACCOUNT: The Bank shall maintain on its books a record of account in which the Bank shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the credit facilities granted hereunder (the "Line Account"). The Bank shall provide the Borrowers with a statement of the Borrowers' Line Account, which statement shall be considered to be correct and conclusively binding on the Borrowers unless the Borrowers notify the Bank to the contrary within 30 days after the Borrowers' receipt of any such statement which it deems to be incorrect.

     2.3 AUTHORIZATION TO CHARGE ACCOUNT(S): The Borrowers hereby authorize the Bank to charge, from time to time, against any or all of the Borrowers' deposit accounts with the Bank any amount so due under this Agreement, including, but not limited to, account # 0872-12073 maintained with the Bank's


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Beverly Hills Office.

     2.4 PAYMENTS: If any payment required to be made by the Borrowers hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension. All payments required to be made hereunder shall be made to the office of the Bank designated for the receipt of notices herein or such other office as Bank shall from time to time designate.

     2.5 LATE PAYMENT: In addition to any other rights the Bank may have hereunder, if any payment of principal or interest or any portion thereof, under this Agreement is not paid within 5 days of when due, a late payment charge equal to five percent (5%) of such past due payment may be assessed and shall be immediately payable.

                                   SECTION 3
                                   COLLATERAL

     3.1 THE COLLATERAL: To secure payment and performance of all the Borrowers' Obligations under this Agreement and all other liabilities, loans, guarantees, covenants and duties owed by the Borrowers to the Bank, whether or not evidenced by this or by any other agreement, absolute or contingent, due or to become due, now existing or hereafter and howsoever created, the Borrowers hereby grant the Bank a security interest in and to all of the following property ("Collateral"):

     (i) EQUIPMENT. All goods now owned or hereafter acquired by any of the Borrowers or in which any of the Borrowers now have or may hereafter acquire any interest, including, but not limited to, all machinery, equipment, furniture, furnishings, fixtures, tools, supplies and motor vehicles of every kind and description, and all additions, accessions, improvements, replacements and substitutions thereto and thereof (the "Equipment").

     (ii) INVENTORY. All inventory now owned or hereafter acquired by any of the Borrowers, including, but not limited to, all raw materials, work in process, finished goods, merchandise, parts and supplies of every kind and description, including inventory temporarily out of such Borrower's custody or possession, together with all returns on accounts (the "Inventory").

     (iii) ACCOUNTS. All accounts, contract rights and general intangibles now owned or hereafter created or acquired by any of the Borrowers, including, but not limited to, all receivables, goodwill, trademarks, trademark applications, trade styles, trade names, patents, patent applications, copyrights and copyright applications, customer lists, business records and computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral.

     (iv) DOCUMENTS. All documents, instruments and chattel paper now owned or hereafter acquired by any of the Borrowers, including, but not limited to, warehouse and other receipts, bills of sale and bills of lading.


                                     Page 7
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     (v) MONIES. All monies, deposit accounts, certificates of deposit and securities of any of the Borrowers now or hereafter in the Bank's or its agents' possession.

The Bank's security interest in the Collateral shall be a continuing lien and shall include the proceeds and products of the Collateral including, but not limited to, the proceeds of any insurance thereon.

The security interest granted to Bank in the Collateral shall not secure or be deemed to secure any Indebtedness of the Borrowers to the Bank which is, at the time of its creation, subject to the provisions of any state or federal consumer credit or truth-in-lending disclosure statutes.

                                   SECTION 4
                              CONDITIONS PRECEDENT

     4.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE: The obligation of the Bank to make the initial Advance and the first extension of credit to or on account of the Borrowers hereunder is subject to the conditions precedent that the Bank shall have received before the date of such initial Advance and such first extension of credit all of the following, in form and substance satisfactory to the Bank:

     (i) AUTHORITY TO BORROW. Evidence that the execution, delivery and performance by the Borrowers of this Agreement and any document, instrument or agreement required hereunder have been duly authorized.

     (ii) GUARANTORS. Continuing guaranty in favor of the Bank executed by the following, together with evidence that the execution, delivery and performance by any guarantor has been duly authorized: Tag-It Pacific, Inc.

     (iii) INTERCREDITOR AGREEMENTS. Intercreditor agreement(s) executed by Mark Dyne, Tag-It Pacific, Inc., Tag-It, Inc., Talon International, Inc., and A.G.S. Stationery, Inc. together with evidence that the execution, delivery and performance have been duly authorized.

     (iv) PROMISSORY NOTE. Promissory Note in favor of Bank in the sum of $556,435.74 executed by Borrowers.

     (v) OVERADVANCE FACILITY. The Accounts Receivable Line of Credit is currently overadvanced in the sum of $750,000 ("the Overadvance Amount"). Upon execution of this Agreement, the Overadvance Amount shall be paid by Borrowers as an advance under this Agreement. For example, and for purposes of illustration only, assuming upon execution of this Agreement, the Borrowing Base is $9.4 million and the indebtedness (including the $750,000 Overadvance Amount) is $8.25 million, availability under the Line of Credit will be $1,150 million.

     (vi) PAYMENT OF $500,000. A minimum cash infusion of $500,000 must be placed into the Borrowers or the Guarantor by Mark Dyne or others in the form of a subordinated debt or equity investment in a form acceptable to the Bank and remain in the Borrowers or Guarantor until December 31, 2000.


                                     Page 8
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     (vii) FEES. Payment of all of the Bank's out-of-pocket expenses in connection with the preparation and negotiation of this Agreement.

     (viii) FINANCING STATEMENTS. Executed UCC-1 financing statement(s) describing the Collateral, which have been filed with the Secretary of State or the county recorder as a lien of first priority.

     (ix) AUDIT. The Bank shall have conducted an audit of each of the Borrowers' books, records and operations and the Bank shall be satisfied as to the condition thereof.

     (x) MISCELLANEOUS. Such other evidence as the Bank may request to establish the consummation of the transaction contemplated hereunder and compliance with the conditions of this Agreement.

     4.2 CONDITIONS PRECEDENT TO ALL ADVANCES: The obligation of the Bank to make each Advance and each other extension of credit to or on account of the Borrowers (including the initial Advance and the first extension of credit) shall be subject to the further conditions precedent that, on the date of each Advance or each extension of credit and after the making of such Advance or extension of credit:

     (i) REPORTING REQUIREMENTS. The Bank shall have received the documents set forth in Section 6.1.

     (ii) SUBSEQUENT APPROVALS. The Bank shall have received such supplemental approvals, opinions or documents as the Bank may reasonably request.

     (iii) REPRESENTATIONS AND WARRANTIES. The representations contained in
Section 5 and in any other document, instrument or certificate delivered to the Bank hereunder are true, correct and complete.

     (iv) EVENT OF DEFAULT. No event has occurred and is continuing which constitutes, or with the lapse of time or giving of notice or both, would constitute an Event of Default.

     (v) COLLATERAL. The security interest in the Collateral has been duly authorized, created and filed with the Secretary of State or the county recorder as a lien of first priority and is in full force and effect.

The Borrowers' acceptance of the proceeds of any loan, advance or extension of credit or the Borrowers' execution of any document or instrument evidencing or creating any Obligation hereunder shall be deemed to constitute the Borrowers' representation and warranty that all of the above statements are true and correct.

                                   SECTION 5
                         REPRESENTATIONS AND WARRANTIES

     Each of the Borrowers, jointly and severally, hereby makes the following representations and warranties to the Bank, which representations and warranties are continuing:


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     5.1 STATUS: TAG-IT, INC. is a corporation duly organized and validly existing under the laws of the state of California and is properly licensed and is qualified to do business and is in good standing in, and, where necessary to maintain such Borrower's rights and privileges, has complied with the fictitious name statute of every jurisdiction in which such Borrower is doing business.

     5.2 STATUS: A.G.S. STATIONERY, INC. is a corporation duly organized and validly existing under the laws of the state of California and is properly licensed and is qualified to do business and is in good standing in, and, where necessary to maintain such Borrower's rights and privileges, has complied with the fictitious name statute of every jurisdiction in which such Borrower is doing business.

     5.3 STATUS: TALON INTERNATIONAL, INC. is a corporation duly organized and validly existing under the laws of the state of Delaware and is properly licensed and is qualified to do business and is in good standing in, and, where necessary to maintain such Borrower's rights and privileges, has complied with the fictitious name statute of every jurisdiction in which such Borrower is doing business.

     5.4 AUTHORITY: The execution, delivery and performance by each of the Borrowers of this Agreement and any instrument, document or agreement required hereunder have been duly authorized and do not and will not: (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having application to such Borrower; (ii) result in a breach of or constitute a default under any material indenture or loan or credit agreement or other material agreement, lease or instrument to which such Borrower is a party or by which it or its properties may be bound or affected; or (iii) require any consent or approval of its stockholders or violate any provision of its articles of incorporation or by-laws; or violate any provision of its partnership agreement, or require any consent or approval of its members or violate any provision of its articles of organization or operating agreement, each as the case may be applicable herein.

     5.5 LEGAL EFFECT: This Agreement constitutes, and any instrument, document or agreement required hereunder when delivered hereunder will constitute, legal, valid and binding obligations of each of the Borrowers enforceable against such Borrower in accordance with their respective terms.

     5.6 FICTITIOUS TRADE STYLES: All fictitious trade styles used by each of the Borrowers in connection with its business operations and each state in which each such fictitious trade style is used are listed below. The Borrowers shall notify the Bank not less than 30 days prior to effecting any change in the matters described below or prior to using any other fictitious trade style at any future date, indicating the trade style and state(s) of its use.

       BORROWER                         TRADE STYLE               STATE OF USE
A.G.S. STATIONERY, INC.             Guess? Stationery             California
TALON INTERNATIONAL, INC.           DELAWARE TALON                California
                                      INTERNATIONAL, INC.

     5.7 FINANCIAL STATEMENTS: All financial statements, information and other data which may have been or which may hereafter be submitted by the Borrowers to the Bank are true, accurate and correct and have been or will be prepared in accordance with generally accepted accounting principles consistently applied and accurately represent the financial condition or, as applicable, the other information disclosed therein. Since the most recent submission of such financial information or data to the Bank, each of the Borrowers, jointly and severally, represents and warrants that no material adverse change in any of the Borrowers' financial condition or operations has occurred which has not been fully disclosed to the Bank in writing.

     5.8 LITIGATION: Except as have been disclosed to the Bank in writing, there are no actions, suits or proceedings pending or, to the knowledge of any of the Borrowers, threatened against or affecting any of the Borrowers or such Borrower's properties before any court or administrative agency which, if determined adversely to such Borrower, would have a material adverse effect on the Borrower's financial condition or operations or on the Collateral.

     5.9 TITLE TO ASSETS: Each of the Borrowers has good and marketable title to all of its assets (including, but not limited to, the Collateral) and the same are not subject to any security interest, encumbrance, lien or claim of any third person except for Permitted Liens.

     5.10 ERISA: If any of the Borrowers has a pension, profit sharing or retirement plan subject to ERISA, such plan has been and will continue to be funded in accordance with its terms and otherwise complies with and continues to comply with the requirements of ERISA.

     5.11 TAXES: Each of the Borrowers has filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than such taxes which are currently payable without penalty or interest or those which are being duly contested in good faith.

     5.12 MARGIN STOCK. The proceeds of any loan or advance hereunder will not be used to purchase or carry margin stock as such term is defined under Regulation U of the Board of Governors of the Federal Reserve System.

     5.13 ENVIRONMENTAL COMPLIANCE. The operations of each of the Borrowers comply, and during the term of this Agreement will at all times comply, in all respects with all Environmental Laws; each of the Borrowers has obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("ENVIRONMENTAL PERMITS") and necessary for its ordinary course operations, all such Environmental Permits are in good standing, and such Borrower is in compliance with all material terms and conditions of such Environmental Permits; neither the Borrower nor any of its present property or operations is subject to any outstanding written order from or agreement with any governmental authority nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material; there are no Hazardous Materials or other conditions or circumstances existing, or arising from operations prior to the date of this Agreement, with respect to any property of such Borrower that would reasonably be expected to give rise to Environmental Claims; PROVIDED, however, that with respect to property leased from an unrelated third party, the foregoing representation is made to the best knowledge of such Borrower. In addition, (i) none of the Borrowers have any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws, or that are leaking or disposing of Hazardous Materials off-site, and (ii) each of the Borrowers has notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

     5.14 ACCOUNTS: Each Eligible Account represents a bona fide sale conforming to the requirements of Section 1.1.14.

     5.15 INVENTORY:

     (i) The Value of the inventory is, as of the date of any such schedule of inventory, as reflected in such schedule.

     (ii) The Value of the inventory is determined on the basis of first-in, first-out.

     (iii) Each of the Borrowers keeps correct and accurate records (itemizing and describing the kind, type, quality and quantity of inventory, such Borrower's cost therefor and selling price thereof, and the daily withdrawals therefrom and additions thereto).

     (iv) All inventory is of good and merchantable quality, free from defects.

     (v) The inventory is not stored with a bailee, warehouseman or similar party.

     (vi) None of the Borrowers is a "retail merchant" as defined in the California Uniform Commercial Code.

                                   SECTION 6
                                    COVENANTS

Each Borrower covenants and agrees that, during the term of this Agreement, and so long thereafter as each u rower is indebted to the Bank under this Agreement, each Borrower will, unless the Bank shall otherwise consent in writing:

     6.1 REPORTING AND CERTIFICATION REQUIREMENTS: Deliver or cause to be delivered to the Bank in form and detail satisfactory to the Bank:

     (i) Not later than 90 days after the end of the Guarantor's fiscal year, a copy of the annual audited consolidated financial report of the Guarantor for such year, prepared by a firm of certified public accountants acceptable to Bank and accompanied by an unqualified opinion of such firm.

     (ii) Not later than 45 days after the end of each fiscal quarter, the Guarantor's financial statement as of the end of such period.

     (iii) Not later than 30 days after the end of each month (i) an aging of accounts receivable indicating separately the amount of accounts due from each Account Debtor and the amount of total accounts receivable which are current, 31 to 60 days past the date of invoice, 61 to 90 days past the date of invoice, and the amount over 90 days past the date of invoice and an aging of accounts payable indicating the amount of such payables which are current, 31 to 60 days past the due date, 61 to 90 days past the due date, and the amount over 90 days past the due date; and, (ii) a schedule of inventory specifying the Value thereof in the form attached hereto as Exhibit "A", and such other matters and information relating to each Borrower's inventory as the Bank may request.

     (iv) Each Borrower to submit daily or at such other time as required by the
Bank: (i) a transaction report and schedule of accounts receivable which indicates all sales made and all collections received for each such day; (ii) all remittances and collections of accounts in kind and without commingling to be applied to the payment of the Borrowers' Obligations on the next Business Day following receipt thereof; provided, however, that if such amounts are received in a form other than cash or bank wire, the Bank may withhold application of such amounts for such time to the extent permitted by law as the Bank, in its sole discretion, deems reasonable to allow for collection and provided further that any remittances and collections received by the Bank later than 10:00 a.m. (California time) on any day shall be deemed received on the next succeeding Business Day; and (iii) clear and legible copies of all invoices or sales receipts evidencing the sale of goods or services by each Borrower.

     (v) Promptly upon the Bank's request, such other information pertaining to any Borrower, the Collateral or any guarantor hereunder as the Bank may reasonably request.

     6.2 CONSOLIDATED FINANCIAL CONDITION: Each Borrower promises and agrees, during the term of this Agreement and until payment in full of all of the Borrowers' Obligations, the Borrowers will maintain at all times on a consolidated basis with the Guarantor:

     (i) A ratio of Current Assets to Current Liabilities of not less than 1.40 to 1.

     (ii) A minimum net profit after tax of at least $1.00 at each fiscal year end.

     (iii) Profitability by not allowing any quarterly loss.

     (iv) A ratio of Cash Flow to the current portion of long term Debt plus interest expense of not less than 1.5 to 1, at each fiscal year-end.

     (v) A minimum Effective Tangible Net Worth of at least $9,000,000.00.

     (vi) A ratio of Debt to Effective Tangible Net Worth of not more than 2 to 1.

     6.3 PRESERVATION OF EXISTENCE; COMPLIANCE WITH APPLICABLE LAWS: Maintain and preserve its existence and all rights and privileges now enjoyed; and conduct its business and operations in accordance with all applicable laws, rules and regulations.

     6.4 MERGE OR CONSOLIDATE: Not liquidate or dissolve, merge or consolidate with or into, or acquire any other business organization.

     6.5 MAINTENANCE OF INSURANCE: Keep and maintain the Collateral insured for not less than its full replacement value against all risks of loss and damage and maintain insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which each Borrower operates and maintain such other insurance and coverages as may be required by the Bank. All such insurance shall be in form and amount and with companies satisfactory to the Bank.

With respect to insurance covering properties in which the Bank maintains a security interest or lien, such insurance shall name the Bank as loss payee pursuant to a loss payable endorsement satisfactory to the Bank and shall not be altered or canceled except upon 10 days' prior written notice to the Bank. Upon the Bank's request, the Borrowers shall furnish the Bank with the original policy or binder of all such insurance.

     6.6 MAINTENANCE OF COLLATERAL AND OTHER PROPERTIES: Except for Permitted Liens, keep and maintain the Collateral free and clear of all levies, liens, encumbrances and security interests (including, but not limited to, any lien of attachment, judgment or execution) and defend the Collateral against any such levy, lien, encumbrance or security interest; comply with all laws, statutes and regulations pertaining to the Collateral and its use and operation; execute, file and record such statements, notices and agreements, take such actions and obtain such certificates and other documents as necessary to perfect, evidence and continue the Bank's security interest in the Collateral and the priority thereof; maintain accurate and complete records of the Collateral which show all sales, claims and allowances; and properly care for, house, store and maintain the Collateral in good condition, free of misuse, abuse and deterioration, other than normal wear and tear. Each Borrower shall also maintain and preserve all its properties in good working order and condition in accordance with the general practice of other businesses of similar character and size, ordinary wear and tear excepted.

     6.7 PAYMENT OF OBLIGATIONS AND TAXES: Make timely payment of all assessments and taxes and all of its liabilities and obligations including, but not limited to, trade payables, unless the same are being contested in good faith by appropriate proceedings with the appropriate court or regulatory agency. For purposes hereof, any Borrower's issuance of a check, draft or similar instrument without delivery to the intended payee shall not constitute payment.

     6.8 INSPECTION RIGHTS AND ACCOUNTING RECORDS: Each Borrower will maintain adequate books and records in accordance with generally accepted accounting principles consistently applied and in a manner otherwise acceptable to Bank, and, at any reasonable time and from time to time, permit the Bank or any representative thereof to examine and make copies of the records and visit the properties of each Borrower and discuss the business and operations of each Borrower with any employee or representative thereof. If any Borrower shall maintain any records (including, but not limited to, computer generated records or computer programs for the generation of such records) in the possession of a third party, such Borrower hereby agrees to notify such third party to permit the Bank free access to such records at all reasonable times and to provide the Bank with copies of any records which it may request, all at such Borrower's expense, the amount of which shall be payable immediately upon demand. In addition, the Bank may, at any reasonable time and from time to time, conduct inspections and audits of the Collateral and each Borrower's accounts payable, the cost and expenses of which shall be paid by the Borrowers to the Bank upon demand.

     6.9 PAYMENT OF DIVIDENDS: Not declare or pay any dividends on any class of stock now or hereafter outstanding except dividends payable solely in each Borrower's capital stock.

     6.10 REDEMPTION OR REPURCHASE OF STOCK: Not redeem or repurchase any class of each Borrower's stock now or hereafter outstanding.

     6.11 ADDITIONAL INDEBTEDNESS: Not, after the date hereof, create, incur or assume, directly or indirectly, any additional Indebtedness other than (i) indebtedness owed or to be owed to the Bank or (ii) Indebtedness to trade creditors incurred in the Ordinary Course of Business or (iii) Indebtedness of up to $400,000 in the aggregate.

     6.12 LOANS: Not make any loans or advances or extend credit to any third person, including, but not limited to, directors, officers, shareholders, partners, employees, affiliated entities and subsidiaries of the Borrower, except for credit extended in the Ordinary Course of Business as presently conducted and except loans or advances of up to $200,000.00 in the aggregate.

     6.13 LIENS AND ENCUMBRANCES: Not create, assume or permit to exist any security interest, encumbrance, mortgage, deed of trust, or other lien (including, but not limited to, a lien of attachment, judgment or execution) affecting any of the Borrowers' properties, or execute or allow to be filed any financing statement or continuation thereof affecting any of such properties, except for Permitted Liens or as otherwise provided in this Agreement.

     6.14 TRANSFER ASSETS: Not, after the date hereof, sell, contract for sale, convey, transfer, assign, lease or sublet, any of its assets (including, but not limited to, the Collateral) except in the Ordinary Course of Business and, then, only for full, fair and reasonable consideration.

     6.15 CHANGE IN NATURE OF BUSINESS: Not make any material change in each of their financial structure or the nature of each of their business as existing or conducted as of the date hereof.

     6.16 COMPENSATION OF EMPLOYEES: Compensate its employees for services rendered at an hourly rate at least equal to the minimum hourly rate prescribed by any applicable federal or state law or regulation.

     6.17 NOTICE: Give the Bank prompt written notice of any and all (i) Events of Default; (ii) litigation, arbitration or administrative proceedings to which any Borrower is a party and in which the claim or liability exceeds $100,000.00 or which affects the Collateral; (iii) other matters which have resulted in, or might result in a material adverse change in the Collateral or the financial condition or business operations of any Borrower, and (iv) any enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against any Borrower or any of its properties.

     6.18 CHIEF EXECUTIVE OFFICE: Each Borrower shall keep its chief executive office and the office where it keeps its records concerning the Collateral, and the office where it keeps all originals of all chattel paper at the following location: 3820 South Hill Street, Los Angeles, CA 90037. Each Borrower agrees to provide to Bank thirty days prior written notification of any move of the Borrowers' chief executive office or of any change of the location specified herein.

     6.19 COLLECTION OF ACCOUNTS: Except as otherwise provided in this Agreement, each Borrower shall continue to collect the Accounts in accordance with its customary practice. Prior to the occurrence of an Event of Default or an event which, with notice or the passage of time, could become an Event of Default, each Borrower shall have the right to adjust, settle or compromise the amount of any payment of any Account or release wholly or partly and Account Debtor or obligor thereof or allow any credit or discount thereof, all in accordance with its customary practices in the Ordinary Course of Business.

     6.20 ENVIRONMENTAL COMPLIANCE: Each Borrower shall conduct its operations and keep and maintain all of its property in compliance with all Environmental Laws and, upon the written request of the Bank, the Borrowers shall submit to the Bank, at the Borrowers' sole cost and expense, at reasonable intervals, a report providing the status of any environmental, health or safety compliance, hazard or liability.

     6.21 INVENTORY:

     (i) Except as provided herein below, the Borrowers' inventory shall, at all times, be in each Borrower's physical possession, shall not be held by others on consignment, sale on approval, or sale or return and shall be kept only at: 3820 South Hill Street, Los Angeles, CA 90037 and the country of Mexico.

     (ii) Each Borrower shall keep correct and accurate records.

     (iii) All inventory shall be of good and merchantable quality, free from defects.

     (iv) The inventory shall not at any time or times hereafter be stored with a bailee, warehouseman or similar party without the Bank's prior written consent and, in such event, the Borrowers will concurrently therewith cause any such bailee, warehouseman or similar party to issue and deliver to the Bank, in form acceptable to the Bank, warehouse receipts in the Bank's name evidencing the storage of inventory.

     (v) At any reasonable time and from time to time, allow Bank to have the right, upon demand, to inspect and examine inventory and to check and test the same as to quality, quantity, value and condition and each Borrower agrees to reimburse the Bank for the Bank's reasonable costs and expenses in so doing.

     6.22 LOCATION AND MAINTENANCE OF EQUIPMENT:

     (i) The Equipment shall at all times be in each Borrower's physical possession, shall not be held for sale or lease, and shall be kept only at the following location(s): 3820 South Hill Street, Los Angeles, CA 90037.

Each Borrower shall not secrete, abandon or remove, or permit the removal of, the Equipment, or any part thereof, from the location(s) shown above or remove or permit to be removed any accessories now or hereafter placed upon the Equipment.

     (ii) Upon the Bank's demand, each Borrower shall immediately provide the Bank with a complete and accurate description of the Equipment including, as applicable, the make, model, identification number and serial number of each item of Equipment. In addition, each Borrower shall immediately notify the Bank of the acquisition of any new or additional Equipment or the replacement of any existing Equipment and shall supply the Bank with a complete description of any such additional or replacement Equipment.

     (iii) The Borrowers shall, at the Borrowers' sole cost and expense, keep and maintain the Equipment in a good state of repair and shall not destroy, misuse, abuse, illegally use or be negligent in the care of the Equipment or any part thereof. The Borrowers shall not remove, destroy, obliterate, change, cover, paint, deface or alter the name plates, serial numbers, labels or other distinguishing numbers or identification marks placed upon the Equipment or any part thereof by or on behalf of the manufacturer, any dealer or rebuilder thereof, or the Bank. Each Borrower shall not be released from any liability to the Bank hereunder because of any injury to or loss or destruction of the Equipment. The Borrowers shall allow the Bank and its representatives free access to and the right to inspect the Equipment at all times and shall comply with the terms and conditions of any leases covering the real property on which the Equipment is located and any orders, ordinances, laws, regulations or rules of any federal, state or municipal agency or authority having jurisdiction of such real property or the conduct of the business of the persons having control or possession of the Equipment.

     (iv) The Equipment is not now and shall not at any time hereafter be so affixed to the real property on which it is located as to become a fixture or a part thereof. The Equipment is now and shall at all times hereafter be and remain personal property of the Borrowers.

                                   SECTION 7
                                EVENTS OF DEFAULT

        Any one or more of the following described events shall constitute an event of default (an "Event of Default") under this Agreement:

     7.1 NON-PAYMENT: Any Borrower shall fail to pay any of the Obligations when due.

     7.2 PERFORMANCE UNDER THIS AGREEMENT: The Borrowers or any Guarantor shall fail in any material respect to perform or observe any term, covenant or agreement contained in this Agreement or in any document, instrument or agreement relating to this Agreement or any other document or agreement executed by the Borrowers or any Guarantor with or in favor of Bank and any such failure shall continue unremedied for more than 30 days after the occurrence thereof.

     7.3 REPRESENTATIONS AND WARRANTIES; FINANCIAL STATEMENTS: Any representation or warranty made by any of the Borrowers under or in connection with this Agreement or any financial statement given by any of the Borrowers or any guarantor shall prove to have been incorrect in any material respect when made or given or when deemed to have been made or given.

     7.4 OTHER AGREEMENTS: If there is a default under any other agreement with Bank or under an agreement to which any of the Borrowers is a party with the Bank or with a third party or parties resulting in a right by the Bank or by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness.

     7.5 INSOLVENCY: Any of the Borrowers or any guarantor shall: (i) become insolvent or be unable to pay its debts as they mature; (ii) make an assignment for the benefit of creditors or to an agent authorized to liquidate any Substantial amount of its properties and assets; (iii) file a voluntary petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors; (iv) file an answer admitting the material allegations of an involuntary petition relating to bankruptcy or reorganization or join in any such petition; (v) become or be adjudicated a bankrupt; (vi) apply for or consent to the appointment of, or consent that an order be made, appointing any receiver, custodian or trustee, for itself or any of its properties, assets or businesses; or (vii) in an involuntary proceeding, any receiver, custodian or trustee shall have been appointed for all or substantial part of such Borrower's or guarantor's properties, assets or businesses and shall not be discharged within 30 days after the date of such appointment.

     7.6 EXECUTION: Any writ of execution or attachment or any judgment lien shall be issued against any property of any of the Borrowers and shall not be discharged or bonded against or released within 30 days after the issuance or attachment of such writ or lien.

     7.7 REVOCATION OR LIMITATION OF GUARANTY: Any guaranty shall be revoked or limited or its enforceability or validity shall be contested by any guarantor, by operation of law, legal proceeding or otherwise or any guarantor who is a natural person shall die.

     7.8 SUSPENSION: Any of the Borrowers shall voluntarily suspend the transaction of business or allow to be suspended, terminated, revoked or expired any permit, license or approval of any governmental body necessary to conduct such Borrower's business as now conducted.

     7.9 MATERIAL ADVERSE CHANGE: If there occurs a material adverse change in any of the Borrowers' business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or there is a material impairment of the value or priority of the Bank's security interest in the Collateral.

     7.10 CHANGE IN OWNERSHIP: There shall occur a sale, transfer, disposition or encumbrance (whether voluntary or involuntary), or an agreement shall be entered into to do so, with respect to more than 10% of the issued and outstanding capital stock of any of the Borrowers.

     7.11 IMPAIRMENT OF COLLATERAL: There shall occur any injury or damage to all or any part of the Collateral or all or any part of the Collateral shall be lost, stolen or destroyed.

                                   SECTION 8
                               REMEDIES ON DEFAULT

Upon the occurrence of any Event of Default, the Bank may, at its sole and absolute election, without demand and only upon such notice as may be required by law:

     8.1 ACCELERATION: Declare any or all of the Borrowers' indebtedness owing to the Bank, whether under this Agreement or any other document, instrument or agreement, immediately due and payable, whether or not otherwise due and payable.

     8.2 CEASE EXTENDING CREDIT: Cease making Advances or otherwise extending credit to or for the account of the Borrowers under this Agreement or under any other agreement now existing or hereafter entered into between any of the Borrowers and the Bank.

     8.3 TERMINATION: Terminate this Agreement as to any future obligation of the Bank without affecting the Borrowers' obligations to the Bank or the Bank's rights and remedies under this Agreement or under any other document, instrument or agreement.

     8.4 NOTIFICATION OF ACCOUNT DEBTORS:

     (i) Notify any Account Debtor, any buyers or transferee of the Collateral or any other persons of the Bank's interest in the Collateral and the proceeds thereof.

     (ii) Sign any of the Borrowers' name (which authority such Borrowers hereby irrevocably and unconditionally grants to the Bank) on any invoice or bill of lading relating to accounts or other drafts against the account debtors, buyers or transferees, notify post office authorities to change the address for delivery of mail addressed to such Borrower to such address as the Bank may designate and take possession of and open mail addressed to such Borrower and remove therefrom, proceeds of and payments on the Collateral, and demand, receive and endorse payment and give receipts, releases and satisfactions for and sue for all money payable to the Borrower.

     (iii) Require any of the Borrowers to indicate on the face of all invoices (or such other documentation as may be specified by the Bank relating to the sale, delivery or shipment of goods giving rise to the account) that the account has been assigned to the Bank and that all payments are to be made directly to the Bank at such address as the Bank may designate.

     8.5 LETTERS OF CREDIT: Require Tag-It, Inc. to pay immediately to the Bank, for application against drawings under any outstanding Letters of Credit, the outstanding principal amount of any such Letters of Credit which have not expired. Any portion of the amount so paid to the Bank which is not applied to satisfy draws under any such Letters of Credit or any other obligations of Tag-It, Inc. to the Bank shall be repaid to Tag-It, Inc. without interest.

     8.6 PROTECTION OF SECURITY INTEREST: Make such payments and do such acts as the Bank, in its sole judgment, considers necessary and reasonable to protect its security interest or lien in the Collateral. Each of the Borrowers hereby irrevocably authorizes the Bank to pay, purchase, contest or compromise any encumbrance, lien or claim which the Bank, in its sole judgment, deems to be prior or superior to its security interest. Further, the Borrowers hereby agree to pay to the Bank, upon demand therefor, all expenses and expenditures (including attorneys' fees) incurred in connection with the foregoing.

     8.7 FORECLOSURE: Enforce any security interest or lien given or provided for under this Agreement or under any security agreement, mortgage, deed of trust or other document, in such manner and such order, as to all or any part of the properties subject to such security interest or lien, as the Bank, in its sole judgment, deems to be necessary or appropriate and the Borrowers hereby waive any and all rights, obligations or defenses now or hereafter established by law relating to the foregoing. In the enforcement of its security interest or lien, the Bank is authorized to enter upon the premises where any Collateral is located and take possession of the Collateral or any part thereof, together with the Borrower's records pertaining thereto, or the Bank may require any Borrower to assemble the Collateral and records pertaining thereto and make such Collateral and records available to the Bank at a place designated by the Bank. The Bank may sell the Collateral or any portions thereof, together with all additions, accessions and accessories thereto, giving only such notices and following only such procedures as are required by law, at either a public or private sale, or both, with or without having the Collateral present at the time of the sale, which sale shall be on such terms and conditions and conducted in such manner as the Bank determines `in its sole judgment to be commercially reasonable. Any deficiency which exists after the disposition or liquidation of the Collateral shall be a continuing liability of the Borrowers to the Bank and shall be immediately paid by the Borrowers to the Bank.

     8.8 NON-EXCLUSIVITY OF REMEDIES: Exercise one or more of the Bank's rights set forth herein or seek such other rights or pursue such other remedies as may be provided by law, in equity or in any other agreement now existing or hereafter entered into between any of the Borrowers and the Bank, or otherwise.

     8.9 APPLICATION OF PROCEEDS: All amounts received by the Bank as proceeds from the disposition or liquidation of the Collateral shall be applied to the Borrowers' indebtedness to the Bank as follows: first, to the costs and expenses of collection, enforcement, protection and preservation of the Bank's lien in the Collateral, including court costs and reasonable attorneys' fees, whether or not suit is commenced by the Bank; next, to those costs and expenses incurred by the Bank in protecting, preserving, enforcing, collecting, liquidating, selling or disposing of the Collateral; next, to the payment of accrued and unpaid interest on all of the Obligations; next, to the payment of the outstanding principal balance of the Obligations; and last, to the payment of any other indebtedness owed by the Borrowers to the Bank.

                                   SECTION 9
                                  MISCELLANEOUS

     9.1 AMOUNTS PAYABLE ON DEMAND: If the Borrowers shall fail to pay on demand any amount so payable under this Agreement, the Bank may, at its option and without any obligation to do so and without waiving any default occasioned by the Borrowers having so failed to pay such amount, create an Advance under this Agreement in an amount equal to the amount so payable, which Advance shall thereafter bear interest as provided hereunder.

     9.2 DEFAULT INTEREST RATE: If an Event of Default, or an event which, with notice or passage of time could become an Event of Default, has occurred or is continuing, the Borrowers shall pay to the Bank interest on any Indebtedness or amount payable under this Agreement at a rate which is 3% in excess of the rate or rates then in effect under this Agreement.

     9.3 DISPOSAL OF INVOICES: All documents, schedules, invoices or other papers received by the Bank from the Borrowers may be destroyed or disposed of six (6) months after receipt by the Bank, unless the Borrowers request in writing the return thereof, which shall be done at the Borrowers' expense.

     9.4 RIGHTS OF THE BANK WITH OR WITHOUT DEFAULT: The Borrowers agrees that the Bank may at any time and at its option, whether or not the Borrowers are in default:

     (i) Require the Borrowers to direct all Account Debtors to forward all remittances, payments and proceeds of the Collateral directly to the Bank at such address as the Bank may designate. In connection therewith, each of the Borrowers hereby irrevocably constitutes and appoints the Bank as its attorney-in-fact to endorse such Borrower's name on any notes, acceptances, checks, drafts, money orders or other evidence of payment that may come into the Bank's possession.

     (ii) Require the Borrowers to deliver to the Bank, at such times designated by the Bank, records and schedules which show the status and condition of the Collateral, where it is located and such contracts or other matters which affect the Collateral.

     (iii) Send verification requests to any Account Debtor.

     (iv) Make inquiries of the Borrowers' trade vendors.

     9.5 INDEMNIFICATION: The Borrowers agree to hold the Bank harmless from and indemnify and defend the Bank from any liability, claim, loss or expense (including, but not limited to, attorneys' fees) arising from any transaction between any of the Borrowers and any Account Debtor including, but not limited to, any loss, claim or liability arising from:

     (i) Any violation of any federal or state consumer protection law (including, but not limited to, the federal Truth-In-Lending Act) and regulations promulgated thereunder.

     (ii) Improper collection practices or procedures of any of the Borrowers.

     (iii) Any unlawful acts taken by any of the Borrowers in connection with the collection of any Account(s).

     (iv) Any suit by any person against the Bank resulting or arising from such person's dealings with any of the Borrowers.

     9.6 RELIANCE AND FURTHER ASSURANCES: Each warranty, representation, covenant, obligation and agreement contained in this Agreement shall be conclusively presumed to have been relied upon by the Bank regardless of any investigation made or information possessed by the Bank and shall be cumulative and in addition to any other warranties, representations, covenants and agreements which any of the Borrowers now or hereafter shall give, or cause to be given, to the Bank. The Borrowers agree to execute all documents and instruments and to perform such acts as the Bank may reasonably deem necessary to confirm and secure to the Bank all rights and remedies conferred upon the Bank by this agreement and all other documents related thereto.

     9.7 NO GUARANTY OR SURETY: If any Borrower hereunder is deemed to be a surety or guarantor due to its joint and several liability hereunder such Borrower hereby unconditionally and irrevocably acknowledges and agrees to the matters set forth below:

     (i) Each Borrower waives its rights of subrogation, reimbursement, indemnification and contribution and any other rights and defenses that are or may become available to such Borrower by reason of Sections 2787 to 2855, inclusive, of the California Civil Code and as they may be amended or superseded in the future. Without limiting the generality of the foregoing, each Borrower(s) arising from the Bank's election of a remedy on any indebtedness under bankruptcy or other debtor relief laws or under any other laws, including, but not limited to those purporting to reduce the Bank rights against any Borrower in proportion to the principal obligation of any indebtedness (as presently contained in Section 2809 of the California Civil Code and as it may be amended or superseded in the future).

     (ii) Each Borrower waives all fights and defenses that such Borrower may have because the Borrower's debt is secured by real property. This means, among other things:

     (1) The Bank may collect .from such Borrower without first foreclosing on any real property or personal property collateral pledged by the Borrower(s);

     (2) If the Bank forecloses on any real property collateral pledged by the
Borrowers:

     (i) The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

     (ii) The Bank may collect from the Borrower(s) even if the Bank, by foreclosing on such real property collateral, has destroyed any right such Borrower(s) may have to collect from any other Borrower(s).

This is an unconditional and irrevocable waiver of any rights and defenses the Borrower(s) may have because the Borrowers' debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580 a, 580b, 580d and 726 of the California Code of Civil Procedure.

     (iii) Each Borrower waives all rights and defenses arising out of an election of remedies by the Bank, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Borrowers' indebtedness, has destroyed such Borrowers' rights of subrogation and reimbursement against any other Borrower(s) by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

     (iv) Each Borrower waives any defense arising by reason of:

     (1) The cessation from any cause whatsoever, other than payment in full, of the Borrowers' indebtedness;

     (2) The application by the Borrowers of the proceeds of any Advance for purposes other than purposes represented by the Borrowers to the Bank intended or understood by the Bank or such Borrower;

     (3) Any act or omission by the Bank which directly or indirectly results in or aids the discharge of the Borrowers or any Borrowers' indebtedness by operation of law or otherwise; or

     (4) Any modification of the Borrowers' indebtedness, in any form whatsoever, including, but not limited to, any renewal, extension, acceleration or other change in the time for payment of such indebtedness or other change in the terms of such indebtedness or any part thereof including, but not limited to, increase or decrease of the rate of interest thereon.

     (v) Each Borrower waives the benefit of the statute of limitations affecting such Borrower's liability hereunder or the enforcement hereof.

     (vi) Each Borrower waives all right to require the Bank to: (i) proceed against any other Borrower(s), any endorser, cosigner, other guarantor or other person liable on any indebtedness; (ii) join any endorser, cosigner, other guarantor on any indebtedness in any action or actions that may be brought and prosecuted by the Bank solely and separately against any Borrower(s) on any indebtedness; (iii) proceed against any item or items of collateral securing any indebtedness or any guaranty thereof; (iv) give notice of the terms, time and place of any public or private sale of personal property held from Borrowers or any person or comply with Section 9504 of the California Uniform Commercial Code; or `(v) pursue or refrain from pursuing any other remedy whatsoever in the Bank's power.

     (vii) Each Borrower waives any defense arising by reason of any disability or other defense of any other Borrower(s), successors or any endorser, cosigner, other guarantor or other person liable on any indebtedness. Until all indebtedness has been paid in full, each Borrower shall not have any right of subrogation and each Borrower waives any benefit of and right to participate in any collateral now or hereafter held by the Bank. Each Borrower waives all presentments, demands for performance, notices or nonperformance, protests, notices of protest, notices of dishonor, notices of sale of any collateral securing any indebtedness or any guaranty thereof, and notice of the existence, creation or incurring of new or additional indebtedness.

     9.8 COMMUNICATIONS FROM BORROWERS; JOINT AND SEVERAL LIABILITY; EXTENT OF OBLIGATIONS. The obligations of the Borrowers to repay the Obligations shall not be affected in any way or to any extent by any failure by the Bank to obtain direction from all the Borrowers in any given case (it being expressly agreed and understood that each of the Borrowers is empowered to act on behalf of all the Borrowers with respect to all matters relating to this Agreement and the credit facility evidenced hereby). The liability of the Borrowers hereunder is joint and several. The Borrowers hereby: (1) acknowledge and agree that the Bank shall have no obligation to proceed against any Borrower before proceeding against any other Borrower or Borrowers or any of the guarantors under their respective guaranties, (2) waive any defense to their obligations under this Agreement based upon or arising out of the disability or other defense or cessation of liability of any Borrower versus any other or of any other Person, and (3) waive any right of subrogation or ability to proceed against any Person or to participate in any security for the Obligations until the Obligations have been paid and reformed in full.

     9.9 ATTORNEYS' FEES: The Borrowers shall pay to the Bank all costs and expenses, including but not limited to reasonable attorneys fees, incurred by Bank in connection with the administration, enforcement, including any bankruptcy, appeal or the enforcement of any judgment or any refinancing or restructuring of this Agreement or any document, instrument or agreement executed with respect to, evidencing or securing the indebtedness hereunder.

     9.10 NOTICES: All notices, payments, requests, information and demands which either party hereto may desire, or may be required to give or make to the other party hereto, shall be given or made to such party by hand delivery or through deposit in the United States mail, postage prepaid, or by facsimile delivery, or to such other address as may be specified from time to time in writing by either party to the other.

TO THE BORROWER:                                   TO THE BANK:
TALON INTERNATIONAL, INC.                          SANWA BANK CALIFORNIA
TAG-IT, INC.                                       SPECIAL ASSETS DEPARTMENT
A.G.S. STATIONERY, INC                             601 S. Figueroa St., W9-2
3820 South Hill Street                             Los Angeles, CA 90017
Los Angeles, CA                                    Attn: D. Thomas Herrman
Attn: Colin Dyne                                   Fax 213-8986-7287
FAX: (323) 231-3515

                                                   WITH A COPY TO:
                                                   SANWA BANK CALIFORNIA
                                                   ASSET-BASED FINANCE
                                                   601 S. Figueroa Street
                                                   Los Angeles, CA 90017
                                                   Attn: Laz Torres
                                                   FAX: (213) 896-7113

     9.11 WAIVER: Neither the failure nor delay by the Bank in exercising any right hereunder or under any document, instrument or agreement mentioned herein shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any other document; instrument or agreement mentioned herein preclude other or further exercise thereof or the exercise of any other right; nor shall any waiver of any right or default hereunder, or under any other document, instrument or agreement mentioned herein, constitute a waiver of any other right or default or constitute a waiver of any other default of the same or any other term or provision.

     9.12 CONFLICTING PROVISIONS: To the extent the provisions contained in this Agreement are inconsistent with those contained in any other document, instrument or agreement executed pursuant hereto, the terms and provisions contained herein shall control. Otherwise, such provisions shall be considered cumulative.

     9.13 BINDING EFFECT; ASSIGNMENT: This Agreement shall be binding upon and inure to the benefit of the Borrowers and the Bank and their respective successors and assigns, except that the Borrowers shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Bank. The Bank may sell, assign or grant participation in all or any portion of its rights and benefits hereunder. The Borrowers agree that, in connection with any such sale, grant or assignment, the Bank may deliver to the prospective buyer, participant or assignee financial statements and other relevant information relating to the Borrower and any guarantor.

     9.14 JURISDICTION: This Agreement, any notes issued hereunder, the rights of the parties hereunder to and concerning the Collateral, and any documents, instruments or agreements mentioned or referred to herein shall be governed by and construed according to the laws of the State of California without regard to conflict of law principles, to the jurisdiction of whose courts the parties hereby submit.

     9.15 WAIVER OF JURY TRIAL: EACH OF THE BORROWERS AND THE BANK WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE, EACH OF THE BORROWERS AND THE BANK AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     9.16 RELEASE. FOR GOOD AND VALUABLE CONSIDERATION, the Borrowers and Tag-It Pacific, Inc. ("Guarantor") do each hereby forever relieve, release, and discharge Sanwa Bank California and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, (collectively referred to as the "Bank") from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent (collectively a "Claim" or the "Claims") on account of or in any way concerning, arising out of, or in any manner whatsoever connected with or related to (a) that certain Credit Agreement dated as of October 14, 1999 between Bank and Borrowers together with any and all amendments, addenda, riders, exhibits and schedules thereto, (b) that certain Continuing Guaranty dated April 20, 2000 executed by Guarantor with respect to the obligations of Borrowers to Bank, (c) any other instruments, agreements or documents executed by Borrowers and/or Guarantor in connection with any of the foregoing and (d) all Claims of any kind whatsoever heretofore sustained or that may arise or have arisen as a consequence of any act, omission, transaction, loan, dealing, agreement, contract, conduct or negotiation of any kind whatsoever by or with Bank or between Bank and any of Borrowers or Guarantor that occurred prior to the date this Release is executed.

     9.16.1 In furtherance of this Release, Borrowers and Guarantor each expressly acknowledge and waive any and all rights under Section 1542 of the California Civil Code, which provides as follows:

               "A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

By entering into this Release, each party recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if any party should subsequently discover that any fact that it relied upon in entering into this Release was untrue, or that any understanding of the facts was incorrect, no party shall not be entitled to set aside this Release by reason thereof, regardless of any claim of mistake of fact or any other circumstances whatsoever. Each party acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this Release or with regard to any of such party's rights or asserted rights.

     9.16.2 This Release may be pleaded as a full and complete defense and/or as a cross- complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this Release.

     9.17 COUNTERPARTS: This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

     9.18 HEADINGS: The headings herein set forth are solely for the purpose of identification and have no legal significance.

     9.19 ENTIRE AGREEMENT AND AMENDMENTS: This Agreement and all documents, instruments and agreements mentioned herein constitute the entire and complete understanding of the parties with respect to the transactions contemplated hereunder. All previous conversations, memoranda and writings between the parties pertaining to the transactions contemplated hereunder not incorporated or referenced in this Agreement or in such documents, instruments and agreements are superseded hereby. This Agreement may be amended only by an instrument in writing signed by the Borrower and the Bank.

     9.20 ACKNOWLEDGEMENTS. EACH PARTY EXECUTING THIS AGREEMENT HEREBY ACKNOWLEDGES THAT (A) SUCH PARTY HAS RECEIVED OR HAS HAD THE OPPORTUNITY TO RECEIVE INDEPENDENT LEGAL ADVICE FROM ATTORNEYS OF ITS CHOICE WITH RESPECT TO THE NEGOTIATION AND EXECUTION OF THIS AGREEMENT; (B) SUCH PARTY FULLY UNDERSTANDS THE SIGNIFICANCE AND CONSEQUENCE OF EACH AND EVERY TERM AND CONDITION OF THIS AGREEMENT AND HAS MADE AN INDEPENDENT AND VOLUNTARY DECISION TO ENTER INTO THIS AGREEMENT; (C) AND IN THE EVENT LEGAL COUNSEL HAS NOT BEEN CONSULTED, SUCH PARTY HAS KNOWINGLY AND VOLUNTARILY WAIVED THE RIGHT TO CONSULT WITH INDEPENDENT LEGAL COUNSEL.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first hereinabove written.

BANK:  SANWA BANK CALIFORNIA                BORROWERS: TAG-IT, INC.

BY:   /S/ D. THOMAS HERMAN                  BY:   /S/ RONDA SALLMEN
   ---------------------------                 -------------------------------
NAME: D. Thomas Herman,                     NAME: Ronda Sallmen,
      Vice President                              Chief Financial Officer

                                            A.G.S. STATIONERY, INC.

                                            BY:   /S/ RONDA SALLMEN
                                               -------------------------------
                                            NAME: Ronda Sallmen,
                                                  Chief Financial Officer

                                            TALON INTERNATIONAL, INC.

                                            BY:   /S/ RONDA SALLMEN
                                               -------------------------------
                                            NAME: Ronda Sallmen,
                                                  Chief Financial Officer

                                            ACKNOWLEDGED: TAG-IT PACIFIC, INC.

                                            BY:     /S/ RONDA SALLMEN
                                               -------------------------------
                                            NAME: Ronda Sallmen,
                                                  Chief Financial Officer